                               UNIQUIP CORPORATION


                                                                    EXHIBIT 10.4


September 20, 1995


Mr. P. Enoch Stiff
TRAK International, Inc.
369 West Western Avenue
Port Washington, WI  53704

Dear Mr. Stiff,

Reference is made to that promissory note (the "Note") dated today made by you in connection with the sale by Uniquip Corporation (the "Corporation") to you of twenty thousand (20,000) shares of the Corporation's Common Stock. The Corporation hereby promises to compensate you for so long as you are employed by the Corporation or its subsidiaries, by bonus or otherwise and in addition to any other compensation (including bonus) payable to you, in amounts sufficient to allow you to pay (i) interest on the Note as and when such interest becomes due and payable, (ii) approximately all federal and state income, determined solely with respect to your aggregate compensation from the Corporation and its subsidiaries, taxes that you will incur as a consequence of the receipt of amounts paid under clause (i) and (ii) of this letter.

Very truly yours,

UNIQUIP CORPORATION


By: /s/ Peter S. Finley
    ---------------------------
    Peter S. Finley
    Vice President